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                                                                      EXHIBIT 99


BELL MICROPRODUCTS SUCCESSFULLY NEGOTIATES A NEW $175 MILLION CREDIT FACILITY

SAN JOSE, Calif., May 15 /PRNewswire/-- Bell Microproducts (Nasdaq: BELM) today announced that it has refinanced its two principal North and South American banking credit facilities scheduled to mature during 2001.

The company successfully closed a new $175 million two-year North and South America credit facility with First Union National Bank as principal agent, and Congress Financial Corporation as co-agent and administrative agent. California Bank & Trust, which was the company's principal provider of its North American banking credit facility, will remain part of the syndication as a lender. This new credit facility replaces a $50 million US facility that was to expire on May 31, 2001, and a $15 million Latin America facility that was to expire on June 30, 2001.

"We are pleased with the support Bell Microproducts has received from the new bank group," stated Donald Bell, President and Chief Executive Officer of Bell Microproducts. "We intend to use the new credit facility to pay off an $80 million 9 1/8% note with the Retirement System of Alabama due June 30, 2001, which will result in significant reduction in our interest expense costs," commented Bell. "In addition, the new facility will provide our company with working capital to fund growth and finance future acquisitions," concluded Bell.

About Bell Microproducts

Bell Microproducts is an international, value-added provider of a wide range of high-technology products, solutions, and services to the industrial and commercial markets. The company's offering includes semiconductors, computer platforms, peripherals, and storage products of various types including desktop, high-end computer and storage subsystems, fibre channel connectivity products, RAID, NAS and SAN storage systems and back-up products. Bell Microproducts is an industry-recognized specialist in storage products and is one of the world's largest storage-centric value-added distributors.

The company's products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. The company adds value with a broad range of services including testing, software loading, kitting, mass storage system integration, and computer system integration. Trained and certified technical personnel complete each of these processes at Bell Microproducts' ISO 9002 facilities. Bell Microproducts markets and distributes more than 150 brand name product lines, as well as its own BellStor and Rorke Data storage and Trademark(R) computer brands, to original equipment manufacturers (OEMs), contract electronic manufacturing services (EMS) customers, value-added resellers (VARs) and system integrators in the Americas and Europe. More information can be found in the company's SEC filings, or by visiting the Bell Microproducts Web site at http://www.bellmicro.com.



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Safe Harbor Statement

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: the ability to successfully integrate the operations of recent acquisitions, industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, foreign currency fluctuations and the other risks described from time to time in the Company's reports to the Securities and Exchange Commission (including the company's Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.